Exhibit (99)(a)

Wells Fargo & Company

Supplementary Consolidating Financial Information

(Unaudited)

As of March 31, 2013 and For the Three Months Ended March 31, 2013

The “Bank” as noted herein refers to Wells Fargo Bank, National Association

Wells Fargo & Company

Supplementary Consolidating Income Statement Information (Unaudited)

	Quarter ended March 31, 2013
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Interest income
Trading assets	$69	258	327
Securities available for sale	1,721	204	1,925
Mortgages held for sale	225	146	371
Loans held for sale	3	-	3
Loans	7,936	925	8,861
Other interest income	373	(210)	163

Total interest income	10,327	1,323	11,650

Interest expense
Deposits	359	10	369
Short-term borrowings	24	(4)	20
Long-term debt	233	464	697
Other interest expense	34	31	65

Total interest expense	650	501	1,151

Net interest income	9,677	822	10,499
Provision for credit losses	1,150	69	1,219
Net interest income after provision for credit losses	8,527	753	9,280

Noninterest income
Service charges on deposit accounts	1,229	(15)	1,214
Trust and investment fees	615	2,587	3,202
Card fees	707	31	738
Other fees	935	99	1,034
Mortgage banking	2,800	(6)	2,794
Insurance	7	456	463
Net gains from trading activities	508	62	570
Net gains on debt securities available for sale	43	2	45
Net gains (losses) from equity investments	(12)	125	113
Lease income	129	1	130
Other	486	(29)	457

Total noninterest income	7,447	3,313	10,760

Noninterest expense
Salaries	3,210	453	3,663
Commission and incentive compensation	1,150	1,427	2,577
Employee benefits	1,136	447	1,583
Equipment	490	38	528
Net occupancy	613	106	719
Core deposit and other intangibles	358	19	377
FDIC and other deposit assessments	280	12	292
Other	2,125	536	2,661

Total noninterest expense	9,362	3,038	12,400

Income before income tax expense	6,612	1,028	7,640
Income tax expense	2,023	397	2,420

Net income before noncontrolling interests	4,589	631	5,220
Less: Net income from noncontrolling interests	59	(10)	49

Net income	$4,530	641	5,171

Net income applicable to common stock	$4,530	401	4,931

Wells Fargo & Company

Supplementary Consolidating Statement of Comprehensive Income (Unaudited)

	Quarter ended March 31, 2013
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Net income	$4,530	641	5,171

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(11)	(5)	(16)
Securities available for sale	(509)	35	(474)
Derivatives and hedging activities	(59)	13	(46)
Defined benefit plans adjustments	-	34	34

Other comprehensive income (loss), net of tax	(579)	77	(502)
Less: Other comprehensive income from noncontrolling interests	-	3	3

Wells Fargo other comprehensive income (loss), net of tax	(579)	74	(505)

Wells Fargo comprehensive income	3,951	715	4,666
Comprehensive income (loss) from noncontrolling interests	59	(7)	52

Total comprehensive income	$4,010	708	4,718

Wells Fargo & Company

Supplementary Consolidating Balance Sheet Information (Unaudited)

	March 31, 2013
		Other
		subsidiaries
		and	Wells Fargo
(in millions)	The Bank	eliminations	Consolidated

Assets
Cash and due from banks	$15,281	936	16,217
Federal funds sold, securities purchased under resale agreements and other short-term investments	131,518	12,286	143,804
Trading assets	34,744	27,530	62,274
Securities available for sale	216,301	31,859	248,160
Mortgages held for sale	28,288	18,414	46,702
Loans held for sale	194	-	194

Loans	749,665	50,301	799,966
Allowance for loan losses	(14,136)	(2,575)	(16,711)

Net loans	735,529	47,726	783,255

Mortgage servicing rights:
Measured at fair value	12,311	(250)	12,061
Amortized	1,182	(1)	1,181
Premises and equipment, net	7,625	1,638	9,263
Goodwill	21,545	4,092	25,637
Other assets	67,102	20,784	87,886

Total assets	$1,271,620	165,014	1,436,634

Liabilities
Noninterest-bearing deposits	$248,106	30,803	278,909
Interest-bearing deposits	752,420	(20,596)	731,824

Total deposits	1,000,526	10,207	1,010,733
Short-term borrowings	34,457	26,236	60,693
Accrued expenses and other liabilities	50,407	25,215	75,622
Long-term debt	48,021	78,170	126,191

Total liabilities	1,133,411	139,828	1,273,239

Equity
Wells Fargo stockholders’ equity:
Preferred stock	-	14,412	14,412
Common stock	519	8,617	9,136
Additional paid-in capital	101,853	(41,717)	60,136
Retained earnings	28,197	53,067	81,264
Cumulative other comprehensive income (loss)	6,565	(1,420)	5,145
Treasury stock	-	(6,036)	(6,036)
Unearned ESOP shares	-	(1,971)	(1,971)

Total stockholders’ equity	137,134	24,952	162,086
Noncontrolling interests	1,075	234	1,309

Total equity	138,209	25,186	163,395

Total liabilities and equity	$1,271,620	165,014	1,436,634

Wells Fargo & Company

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information (Unaudited)

	Quarter ended March 31, 2013
		Other
		subsidiaries
		and	Wells Fargo
(in millions)	The Bank	eliminations	Consolidated

Preferred stock
Balance, December 31, 2012	$-	12,883	12,883
Preferred stock issued to ESOP	-	1,200	1,200
Preferred stock converted to common shares	-	(296)	(296)
Preferred stock issued	-	625	625

Balance, March 31, 2013	-	14,412	14,412

Common stock
Balance, December 31, 2012	519	8,617	9,136

Balance, March 31, 2013	519	8,617	9,136

Additional paid-in capital
Balance, December 31, 2012	101,833	(42,031)	59,802
Capital infusion	20	(20)	-
Common stock issued	-	(10)	(10)
Common stock repurchased	-	200	200
Preferred stock issued to ESOP	-	108	108
Preferred stock released by ESOP	-	(27)	(27)
Preferred stock converted to common shares	-	51	51
Preferred stock issued	-	(15)	(15)
Common stock dividends	-	17	17
Tax benefit from stock incentive compensation	-	84	84
Stock incentive compensation expense	-	317	317
Net change in deferred compensation and related plans	-	(391)	(391)

Balance, March 31, 2013	101,853	(41,717)	60,136

Retained earnings
Balance, December 31, 2012	24,167	53,512	77,679
Net income	4,530	641	5,171
Common stock issued	-	(10)	(10)
Common stock dividends	(500)	(836)	(1,336)
Preferred stock dividends	-	(240)	(240)

Balance, March 31, 2013	28,197	53,067	81,264

Cumulative other comprehensive income
Balance, December 31, 2012	7,144	(1,494)	5,650
Other comprehensive income (loss), net of tax	(579)	74	(505)

Balance, March 31, 2013	6,565	(1,420)	5,145

Treasury stock
Balance, December 31, 2012	-	(6,610)	(6,610)
Common stock issued	-	898	898
Common stock repurchased	-	(583)	(583)
Preferred stock converted to common shares	-	245	245
Net change in deferred compensation and related plans	-	14	14

Balance, March 31, 2013	-	(6,036)	(6,036)

Unearned ESOP shares
Balance, December 31, 2012	-	(986)	(986)
Preferred stock issued to ESOP	-	(1,308)	(1,308)
Preferred stock released by ESOP	-	323	323

Balance, March 31, 2013	-	(1,971)	(1,971)

Total Wells Fargo stockholders’ equity
Balance, December 31, 2012	133,663	23,891	157,554

Balance, March 31, 2013	137,134	24,952	162,086

Noncontrolling interests
Balance, December 31, 2012	1,070	287	1,357
Net income	59	(10)	49
Other comprehensive income, net of tax	-	3	3
Noncontrolling interests	(54)	(46)	(100)

Balance, March 31, 2013	1,075	234	1,309

Total stockholders’ equity, March 31, 2013	$138,209	25,186	163,395